UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported), May 2, 2005

                                iSecureTrac Corp.
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               (Exact name of registrant as specified in charter)

           Delaware                    0-26455             87-0347787
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  (State or other jurisdiction      (Commission          (IRS Employer
       of incorporation)             File Number)      Identification No.)

5078 South 111th Street, Omaha, Nebraska                      68137
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(Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (402) 537-0022
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 8.01. Other Events.

      On May 2, 2005, iSECUREtrac Corp announced that Sponsor Investments, LLC, a Dallas, Texas-based equity firm, has specified its intention to make an $11 million equity investment in iSECUREtrac Corp preferred stock. The transaction is expected to close by June 15, 2005, but is subject to the approval by iSECUREtrac shareholders of certain changes to the Company's certificate of incorporation at the annual meeting scheduled for early June, the conversion of remaining debt into common stock, and the negotiation and execution of definitive agreements. A copy of the press release is furnished as Exhibit 99.1 and attached hereto.


Item 9.01. Financial Statements and Exhibits.

     Exhibit
       No.                 Description
 ---------------     ---------------------------------------------

         99.1        Press release issued by iSECUREtrac Corp. on May 2, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     IsecureTrac Corp.


Date: May 2, 2005                                    /s/ Thomas E. Wharton, Jr.

                                                     --------------------------
                                                     Thomas E. Wharton, Jr.
                                                     President & CEO

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                                  EXHIBIT INDEX


     Exhibit
       No.                 Description
 ---------------     ---------------------------------------------

         99.1        Press release issued by iSECUREtrac Corp. on May 2, 2005.